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                                  EXHIBIT 23.1

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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sandy Spring Bancorp, Inc. (the "Company") and in Registration Statements No. 33-29316 and 33-48453 on Form S-8, of our report dated February 8, 1996, which appears on page 43 of the Annual Report to Shareholders of the Company for the year ended December 31, 1995, and of our report dated May 10, 1996, which appears on page 1 of the Report on Audits of Financial Statements for the Years ended December 31, 1995 and 1994 of the Sandy Spring Bancorp Cash and Deferred Profit Sharing Plan and Trust (the "Plan") (incorporated as Exhibit (a) 1 in the Plan's Annual Report on Form 11-K for the Year ended December 31, 1995).



                                      /s/ Stegman & Company


Towson, Maryland
December 12, 1996


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